Exhibit 10.34

EXECUTION VERSION
SECOND AMENDED AND RESTATED GUARANTY AGREEMENT
This Second Amended and Restated Guaranty Agreement, dated as of December 5, 2019 (as amended, modified, restated, amended and restated, and/or supplemented from time to time, this “Guaranty”), is made by and among CF Industries Holdings, Inc. (“Holdings”), CF Industries, Inc. (the “Lead Borrower”) and each other entity identified as a “Guarantor” on the signature pages hereof (each, an “Initial Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 22 hereof, collectively, the “Guarantors”) in favor of Citibank, N.A., as administrative agent (together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
WHEREAS, reference is made to (i) the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015 (as amended as of December 20, 2015, July 29, 2016, October 31, 2016, March 19, 2018 and November 2, 2018 and as further amended, modified, restated, amended and restated and/or supplemented from time to time prior to but not including the Fourth Restatement Effective Date, the “Existing Credit Agreement”), among Holdings, the Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as the administrative agent (the “Existing Administrative Agent”), the issuing banks from time to time party thereto and the other parties from time to time party thereto, providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit, all as contemplated therein and (ii) the Amended and Restated Guaranty Agreement, dated as of November 21, 2016 (the “Existing Guaranty Agreement”), by Holdings, the Lead Borrower and the guarantors party thereto in favor of the Existing Administrative Agent;
WHEREAS, Holdings, the Lead Borrower, the Existing Administrative Agent, certain of the lenders party to the Existing Credit Agreement and certain of the issuing banks party to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement by entering into that certain Fourth Amended and Restated Revolving Credit Agreement, dated as of December 5, 2019 (as amended, modified, restated, amended and restated, and/or supplemented from time to time, including through amendments and restatements thereof in its entirety, being hereinafter referred to as the “Credit Agreement”);
WHEREAS, the Lenders party to the Credit Agreement have agreed to make Loans, and the Issuing Banks party to the Credit Agreement (collectively with the Lenders party to the Credit Agreement and the Administrative Agent, the “Bank Creditors”) have agreed to issue Letters of Credit, in each case subject to the terms and conditions set forth in the Credit Agreement;

WHEREAS, Holdings, the Lead Borrower and/or one or more of their Subsidiaries may from time to time be party to (i) one or more Secured Swap Agreements with one or more Hedge Banks, (ii) one or more Secured Cash Management Agreements with one or more Cash Management Banks and (iii) one or more Secured Bilateral LC Facilities (together with the Secured Swap Agreements and the Secured Cash Management Agreements, the “Other Arrangements”) with one or more Bilateral LC Providers (together with the Hedge Banks and the Cash Management Banks, the “Other Creditors”; the Other Creditors and the Bank Creditors, collectively, the “Creditors”; provided that the term “Creditors” as used herein shall not, following the occurrence of the Collateral and Guarantee Release Date, include any Other Creditor (in its capacity as such);
WHEREAS, it is a condition precedent to the Fourth Restatement Effective Date that each Initial Guarantor shall have executed and delivered to the Administrative Agent this Guaranty;
WHEREAS, the Borrowers may be required from time to time in accordance with the terms of the Credit Agreement to cause certain of their Subsidiaries to join this Guaranty or enter into such other guarantee agreements as provided in the Credit Agreement;
WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by any Borrower, the issuance of, and participation in, Letters of Credit under the Credit Agreement and the entering into of Other Arrangements and, accordingly, desires to execute this Guaranty in order to comply with the terms of the Credit Agreement and to induce the Lenders and the Issuing Banks to make Loans to any Borrower and issue, and/or participate in, Letters of Credit and to induce the Other Creditors to enter into the Other Arrangements with Holdings, the Lead Borrower and/or their Subsidiaries; and
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Creditors and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Creditors as follows:
1. GUARANTY.    (a)    Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety to the Creditors the full and punctual payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, as applicable) of all Obligations of the Borrowers and each Guarantor (other than such Guarantor’s own Obligations, the “Guaranteed Obligations”). Each party hereto understands, agrees and confirms that, if any or all of the Guaranteed Obligations becomes due and payable, subject to the expiration of any applicable grace or cure period expressly set forth in the Credit Agreement, the Administrative Agent for the benefit of the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor (as defined in the Credit Agreement) or any Borrower, and such Guarantor agrees to pay such Guaranteed Obligations to the Administrative Agent for the benefit of the Administrative Agent and/or the other Creditors to whom Guaranteed Obligations are owed on demand. Each Guarantor further agrees that the due and punctual payment of the Obligations of any Borrower may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation. This Guaranty is a guaranty of payment and not of collection.
(b)    Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by any Borrower upon the occurrence in respect of any Borrower of any of the events specified in Section 7(h) or (i) of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, following the occurrence in respect of any Borrower of any of the events specified in Section 7(h) or (i) of the Credit Agreement, on demand.
2. LIABILITY OF GUARANTORS ABSOLUTE. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any other guaranty of the indebtedness of any Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by any Borrower or any Loan Party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor (as defined in the Credit Agreement) as to any of the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking by such Person, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, (e) the failure of a Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Creditor on any of the Guaranteed Obligations which the Administrative Agent and/or any Creditor repays any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (g) any action or inaction by the Creditors as contemplated in Section 5 hereof.
3. OBLIGATIONS OF GUARANTORS INDEPENDENT. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of any of the Obligations (collectively, the “Credit Agreement Guarantors”) or any Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Credit Agreement Guarantor or any Borrower and whether or not any other Credit Agreement Guarantor or any Borrower be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to the applicable Borrower shall operate to toll the statute of limitations as to each Guarantor.
4. WAIVERS BY GUARANTORS.    (a)    Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Credit Agreement Guarantor or any Borrower with respect to any of the Guaranteed Obligations), and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.
(b)    Each Guarantor waives any right to require the Creditors to: (i) proceed against any Borrower or any other Credit Agreement Guarantor or any other party; or (ii) pursue any other remedy in the Creditors’ power under the Loan Documents. Each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Credit Agreement Guarantor other than payment in full in cash of the Guaranteed Obligations or the termination of the Credit Agreement, including, without limitation, any defense based on or arising out of the disability of any Borrower or any other Credit Agreement Guarantor, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full in cash or the termination of the Credit Agreement of the Guaranteed Obligations. The Creditors may, at their election, exercise any other right or remedy the Creditors may have against any Borrower or any Credit Agreement Guarantor in accordance with the Loan Documents without affecting or impairing in any way the liability of any other Guarantor hereunder except to the extent the Guaranteed Obligations have been Paid in Full. As used herein, “Paid in Full” or shall mean the Guaranteed Obligations have been paid in full, other than (i) Secured Swap Obligations, (ii) Secured Bilateral LC Obligations, (iii) Secured Cash Management Obligations, (iv) indemnities and other contingent obligations not yet then due and payable and as to which no claim for reimbursement has been made, (v) Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank and (vi) other provisions of the Loan Documents, in each case, which by the express terms of such Loan Documents survive the repayment of the Guaranteed Obligations and the termination of all Commitments. “Payment in Full” shall have the corresponding meaning. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against any Borrower or any other Credit Agreement Guarantor.
(c)    Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from each Borrower and each other Guarantor on an ongoing basis information relating thereto and each Borrower’s and each other Guarantor’s ability to pay and perform its respective Guaranteed Obligations for so long as such Guarantor is a party to this Guaranty and the Guaranty is in effect. Each Guarantor acknowledges and agrees that the Creditors shall have no obligation to investigate the financial condition or affairs of any Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of any Borrower or any other Guarantor that might become known to any Creditor at any time.
(d)    Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
5. RIGHTS OF CREDITORS. Subject to Section 4, any Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:
(a)    change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations in accordance with the terms of the Credit Agreement (in the case of a Bank Creditor) and Section 12 of this Guaranty (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;
(b)    exercise or refrain from exercising any rights against any Borrower, any other Loan Party or others or otherwise act or refrain from acting;
(c)    release or substitute any one or more of the Credit Agreement Guarantors or any one or more of the Borrowers;
(d)    settle or compromise any of the Guaranteed Obligations or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to creditors of such Borrower other than the Creditors;
(e)    apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Creditors regardless of what liabilities of such Borrower remain unpaid;
(f)    in the case of a Bank Creditor, consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements, in each case in accordance with the terms thereof; and/or
(g)    take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).
No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations or the Loan Documents shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except Payment in Full of the Guaranteed Obligations.
6. CONTINUING GUARANTY. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on such Borrower’s behalf.
7. SUBROGATION. No Guarantor will exercise any right of subrogation that it may have against any Borrower or any other Guarantor arising under this Guaranty until the Guaranteed Obligations have been Paid in Full. It is also agreed and understood that upon payment by any Guarantor of any of the Guaranteed Obligations, such Guarantor hereby waives all of its rights against any Borrower arising as a result thereof by way of right of subrogation until the Payment in Full of all the Guaranteed Obligations owed by any Borrower to the Creditors.
8. GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Creditors upon the terms of this Guaranty. The Creditors further agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).
9. REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS. As of the date hereof, each Guarantor represents and warrants that:

(a)    such Guarantor is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in (to the extent the concept is applicable in such jurisdiction), every jurisdiction where such qualification is required;
(b)    the execution, delivery and performance by such Guarantor of this Guaranty is within the Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action;
(c)    such Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (y) the need for filings and registrations necessary to perfect the Liens on the Collateral, if any;
(d)    the execution, delivery and performance by such Guarantor of this Guaranty do not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by Holdings or any Borrower with the SEC pursuant to the Securities Exchange Act of 1934 (as amended); provided that the failure to make any such filings shall not affect the validity or enforceability of this Guaranty) or waived and those the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect, (ii) violate any applicable law or regulation or any order of any Governmental Authority, in each case applicable to or binding upon such Guarantor or any of its property, except as would not reasonably be expected to have a Material Adverse Effect, (iii) violate any charter, by-laws or other organizational document of such Guarantor, except as would not reasonably be expected to have a Material Adverse Effect and (iv) violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its property, except as would not reasonably be expected to have a Material Adverse Effect; and
(e)    there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Guarantor, threatened in writing against such Guarantor affecting the validity of this Guaranty or the ability of such Guarantor to perform its obligations under this Guaranty.
10. EXPENSES. THE GUARANTORS HEREBY JOINTLY AND SEVERALLY agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 9.3 of the Credit Agreement; provided that each reference therein to a “Borrower” shall be deemed to be a reference to a “Guarantor.”

11. BENEFIT AND BINDING EFFECT. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Bank Creditors and their successors and permitted assigns and, so long as the Collateral and Guarantee Release Date has not occurred, the Other Creditors.
12. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged (other than in accordance with Section 17) or terminated (other than in accordance with Section 17) except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of the written consent of the Administrative Agent at all times until the termination of all Commitments and until such time as no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been Paid in Full. No Other Creditor that obtains the benefits of this guaranty by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any amendment or waiver hereto other than in its capacity as a Bank Creditor and, in such case, only to the extent expressly provided in the Loan Documents.
13. SET OFF. Section 9.8 of the Credit Agreement is hereby incorporated herein by reference.
14. NOTICE. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by the methods specified in Section 9.1 of the Credit Agreement and addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors and Administrative Agent.
Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.
15. REINSTATEMENT. If any claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, any Borrower), then and in such event each Guarantor agrees that notwithstanding any revocation hereof or the cancellation or termination of any Guaranteed Obligations, such Guarantor shall be and remain liable to the aforesaid payees hereunder pursuant to the terms hereof for the amount of such Guaranteed Obligations so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY. (a)    THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the Supreme Court of the State of New York sitting in New York County or of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and, by execution and delivery of this Guaranty, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 14. Each party to this Guaranty hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document to which such Person is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Guaranty to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.
(b)    Each party to this Guaranty hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court, to the fullest extent permitted by law, that such action or proceeding brought in any such court has been brought in an inconvenient forum.
(c)    EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
17. RELEASE OF GUARANTORS FROM GUARANTY. Section 9.17 of the Credit Agreement is hereby incorporated herein by reference.
18. CONTRIBUTION. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably Paid in Full in cash and all Commitments and all Letters of Credit have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 18 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 18: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 17 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 18, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, the same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 18, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably Paid in Full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any other Guarantor to the extent that after giving effect to such waiver such other Guarantor would remain solvent, in the determination of the Required Lenders.
19. LIMITATION ON GUARANTEED OBLIGATIONS. Each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law, or any other Debtor Relief Law applicable to such Guarantor. To effectuate the foregoing intention, each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights of subrogation, indemnification or contribution pursuant to any agreement providing for such rights among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
20. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Lead Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Guaranty.
21. PAYMENTS. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by each Borrower under Sections 2.16 and 2.17 of the Credit Agreement.
22. ADDITIONAL GUARANTORS. It is understood and agreed that any Person that is required to provide a Guaranty after the date hereof pursuant to Section 5.9(a) of the Credit Agreement shall become a Guarantor hereunder in accordance with the terms of Section 5.9(a) of the Credit Agreement.
23. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.
24. AMENDMENT AND RESTATEMENT. This Guaranty amends and restates the Existing Guaranty Agreement in its entirety and, upon effectiveness of this Guaranty, the terms and provisions of the Existing Guaranty Agreement shall, subject to the following sentence, be superseded hereby and the rights and obligations of the parties hereto shall be governed by this Guaranty rather than the Existing Guaranty Agreement. This Guaranty is given in substitution for the Existing Guaranty Agreement, is in no way intended to constitute a novation of the Existing Guaranty Agreement and the guarantees in the Existing Guaranty Agreement hereby are renewed and extended and shall be continuing. The parties hereto acknowledge and agree that any waivers, express or implied by course of conduct or otherwise, amendments or other actions (or failures to act) under the Existing Guaranty Agreement shall be of no use in interpreting the rights and duties of the parties under this Agreement.

25. ACKNOWLEDGEMENT REGARDING SUPPORTED QFCS. Each party to this Guaranty acknowledges the provisions of Section 9.23 of the Credit Agreement and agrees to be bound by those provisions as fully as if set forth herein.
* * *

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:
c/o CF Industries Holdings, Inc., 4 Parkway North, Suite 400 Deerfield, IL 60015-2590 Tel: (847) 405-2400 Fax: (847) 405-2711	CF INDUSTRIES, INC., as the Lead Borrower By: /s/ Daniel L. Swenson Name: Daniel L. Swenson Title: Vice President, Treasurer and Assistant Secretary

CF INDUSTRIES ENTERPRISES, LLC, as a Guarantor By: /s/ Daniel L. Swenson Name: Daniel L. Swenson Title: Vice President, Treasurer and Assistant Secretary

CF INDUSTRIES SALES, LLC, as a Guarantor By: /s/ Daniel L. Swenson Name: Daniel L. Swenson Title: Vice President, Treasurer and Assistant Secretary

CF USA HOLDINGS, LLC, as a Guarantor By: /s/ Daniel L. Swenson Name: Daniel L. Swenson Title: Vice President, Treasurer and Assistant Secretary

[Signature Pages to Second Amended and Restated Guaranty Agreement]

CF INDUSTRIES DISTRIBUTION FACILITIES, LLC, as a Guarantor By: /s/ Daniel L. Swenson Name: Daniel L. Swenson Title: Vice President, Treasurer and Assistant Secretary

Address:
c/o CF Industries Holdings, Inc., 4 Parkway North, Suite 400 Deerfield, IL 60015-2590 Tel: (847) 405-2400 Fax: (847) 405-2711	CF INDUSTRIES HOLDINGS, INC. as Holdings By: /s/ Daniel L. Swenson Name: Daniel L. Swenson Title: Vice President, Treasurer and Assistant Secretary

[Signature Pages to Second Amended and Restated Guaranty Agreement]

Accepted and Agreed to:

CITIBANK, N.A.,
as Administrative Agent

By:    /s/ Michael Vondriska                      ,
Name: Michael Vondriska
Title: Vice President

[Signature Page to Second Amended and Restated Guaranty Agreement]